As filed with the Securities and Exchange Commission on June 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LENSAR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0125724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Discovery Drive, Orlando, Florida	32826
(Address of Principal Executive Offices)	(Zip Code)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full title of the plans)

Nicholas T. Curtis

Chief Executive Officer

LENSAR, Inc.

2800 Discovery Drive,

Orlando, FL 32826

(888) 536-7271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy

Drew Capurro

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 719,565 shares of common stock, par value $0.01 per share (the “Common Stock”), of LENSAR, Inc. (the “Registrant”) issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File Nos. 333-249323, 333-263276, 333-270703, 333-277665 and 333-285465) are effective: (i) the 2020 Incentive Award Plan, pursuant to the automatic annual increase provision therein, which added 599,638 shares of Common Stock, and (ii) the 2020 Employee Stock Purchase Plan, pursuant to the automatic annual increase provision therein, which added 119,927 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit			Incorporated by Reference			Filed
Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Herewith

3.1	Amended and Restated Certificate of Incorporation of LENSAR, Inc.	8-K	001-39473	10/02/2020	3.1

3.2	Amended and Restated Bylaws of LENSAR, Inc.	10-Q	001-39473	11/07/2024	3.2

3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed May 18, 2023	8-K	001-39473	05/18/2023	3.1

4.1	Form of Certificate of Common Stock	10/A	001-39473	09/14/2020	4.1

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP)					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page)					X

99.1	2020 Incentive Award Plan	S-8	001-39473	10/05/2020	10.1

99.2	Form of Restricted Stock Award Agreement pursuant to 2020 Incentive Award Plan	S-8	001-39473	10/05/2020	10.2

99.3	Form of Stock Option Agreement pursuant to 2020 Incentive Award Plan	10-K	001-39473	03/03/2022	10.5

99.4	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan	10-K	001-39473	03/03/2022	10.6

99.5	Form of Performance Stock Unit Agreement pursuant to 2020 Incentive Award Plan	10-Q	001-39473	05/09/2024	10.2

99.6	Form of Performance Restricted Stock Unit Agreement – Director Deferral pursuant to 2020 Incentive Award Plan	10-Q	001-39473	05/09/2024	10.3

99.7	2020 Employee Stock Purchase Plan	10/A	001-39473	09/14/2020	10.5

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 2, 2026.

LENSAR, INC.

By	/s/ Nicholas T. Curtis
Nicholas T. Curtis
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of LENSAR, Inc., hereby severally constitute and appoint Nicholas T. Curtis and Michael A. Rossi, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Nicholas T. Curtis	Chief Executive Officer and Director (principal executive officer)	June 2, 2026
Nicholas T. Curtis

/s/ Michael A. Rossi	Interim Chief Financial Officer (principal financial officer)	June 2, 2026
Michael A. Rossi

/s/ Kendra W. Wong	Principal Accounting Officer (principal accounting officer)	June 2, 2026
Kendra W. Wong

/s/ William J. Link, Ph.D.	Chairperson of the Board of Directors	June 2, 2026
William J. Link, Ph.D.

/s/ Thomas B. Ellis	Director	June 2, 2026
Thomas B. Ellis

/s/ Todd B. Hammer	Director	June 2, 2026
Todd B. Hammer

/s/ Richard L. Lindstrom, M.D.	Director	June 2, 2026
Richard L. Lindstrom, M.D.

/s/ Elizabeth G. O’Farrell	Director	June 2, 2026
Elizabeth G. O’Farrell

/s/ Aimee S. Weisner	Director	June 2, 2026
Aimee S. Weisner

/s/ Gary M. Winer	Director	June 2, 2026
Gary M. Winer